EXHIBIT 10.12

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of July 2, 2009 is entered into by and between Blink Logic Inc., a Nevada corporation (the “Company”) and Dean Delis (the “Holder”).  Capitalized items not defined in this Agreement shall have the meaning defined in the Note.

WHEREAS, DataJungle Software Inc. issued a 10% Convertible Note dated August 6, 2007 for $150,000 (the “Note”) to the Holder;

WHEREAS, DataJungle Software changed its name to Blink Logic Inc. effective November 2, 2007;

WHEREAS, the Company has requested that the Holder agree to certain amendments to the Note, and the Holder has agreed to such request, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound hereby, agree as follows:

1.

Extension of Maturity Date. The Maturity Date of the Note shall be extended until October 31, 2010. All references to the Maturity Date in the Note shall be amended to reflect such new Maturity Date.

2.

Adjustment to Conversion Price.

(a)

Section 3.2(a) of the Note shall be deleted in its entirety and replaced with the following:

“The conversion price in effect on any conversion date shall be equal to the lesser of (a) $0.145, subject to adjustment herein and (b) 85% of the lowest volume weighted average price during the 20 trading days immediately prior to the applicable conversion date (the “Conversion Price”).  Notwithstanding anything to the contrary herein, this Note shall not be convertible into more than, in the aggregate, 164,836 shares of Common Stock until the shareholders of the Company have approved an amendment to the Company’s articles of incorporation increasing the number of authorized shares of Common stock from 42,857,143 to 500,000,000 and filed such amendment with the Secretary of State of the State of Nevada and such filing has been duly accepted.”

(b)

Section 3.2(f) shall be added to the Note as follows:

“Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon conversion of the Note); (B) subdivides outstanding shares of common stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.”

3.

Effect on the Note.  Except as expressly set forth above, all of the terms and conditions of the Note shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Holder under the Note.  Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to the Note as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Note, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

4.

Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

5.

Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof

6.

Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other party hereto.

7.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law  and choice of law that would cause the laws of any other jurisdiction to apply.

8.

Execution and Counterparts. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BLINK LOGIC INC.

              /s/ David Morris

By:___________________________

     Name: David Morris

     Title: President & CEO

HOLDER

/s/ Dean Delis

By:___________________________

     Name: Dean Delis